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                                                                 Exhibit 10.3(b)


                               PHARMACOPEIA, INC.
                            1995 DIRECTOR OPTION PLAN

                                 AMENDMENT NO. 2



Pursuant to the power reserved to it in Article Three, Section II of the Pharmacopeia, Inc. 1995 Director Option Plan, as amended (the "Plan"), the Board of Directors of Pharmacopeia, Inc. hereby amends the Plan as follows:

                  1. Article Two, Section I. D. is hereby amended to read as follows:

                       "EXERCISE OF OPTIONS. The initial option granted to an Eligible Director, pursuant to Article Two, Section I.A.1., shall become exercisable in a series of three (3) equal and successive annual installments over the Optionee's period of continued service as a Board member, with the first such installment to become exercisable upon the Optionee's completion of one (1) year of Board service measured from the option grant date. An option subsequently granted to the Eligible Director on the date of an Annual Stockholders Meeting, pursuant to Article Two, Section I.A.2., shall become exercisable upon the date of the next Annual Stockholders Meeting, provided the Optionee is still serving on the Board on such date."

                  2. This Amendment No. 2 to the Plan shall be effective and shall only apply to options granted on or after the date on which the Amendment is approved by a majority of Pharmacopeia's stockholders as set forth in Article Three, Section II.

                  To record the adoption of this Amendment No. 2, Pharmacopeia has caused its authorized officers to affix its corporation name and seal as of this 2nd day of May, 2001.

                                        PHARMACOPEIA, INC.


                                        By:  /s/ Joseph A. Mollica
                                           -------------------------------------
                                             Joseph A. Mollica,
                                             Chairman of the Board, President
                                             and Chief Executive Officer